Exhibit 10.17

BLUE RIDGE BANKSHARES, INC.

RESTRICTED STOCK AWARD AGREEMENT

(Employee – Time-Based)

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is entered into as of the _____ day of _____________ (the “Effective Date”), by and between Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”) and _________ (“Participant”).

RECITALS

A. The Company maintains the Blue Ridge Bankshares, Inc. 2023 Stock Incentive Plan (the “Plan”), pursuant to which the Company may issue various forms of incentive compensation, including restricted stock awards.

B. Pursuant to the Plan, the Company wishes to issue an Award of Restricted Stock to Participant, which stock (a) shall constitute Company Stock; and (b) shall be subject to vesting and forfeiture upon the terms set forth in this Agreement.

C. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the body of the Plan unless the context otherwise requires.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are mutually acknowledged by each party, the parties hereto agree as follows:

1. Restricted Stock Award.

(a) Grant. The Company hereby awards Participant __________ (_______) shares of Restricted Stock (the “Restricted Stock”). The Restricted Stock shall be subject to all of the terms and conditions of this Agreement and the Plan. The grant of the Restricted Stock shall be effective as of the Effective Date (the “Grant Date”).

(b) Vesting Schedule; Forfeiture. Participant shall vest in the Restricted Stock as follows, provided Participant remains in continuous service as an employee of the Company or an Affiliate until the specified vesting date:

[ ]

Except as otherwise provided herein, if Participant’s employment with the Company and its Affiliates terminates prior to the [applicable] specified vesting date, the unvested shares of Restricted Stock shall be forfeited as of the date Participant’s employment terminates.

(c) Notwithstanding the foregoing, a prorated portion of the shares of Restricted Stock that are then unvested and outstanding (the “Unvested Shares”) will vest upon Participant’s death or the determination of Participant’s Disability. Such prorated portion shall equal the number of Unvested Shares multiplied by a fraction, the numerator of which is the number of completed calendar months of Participant’s active service after [the Effective Date/ the most recent prior ____________] and the denominator is the number of full calendar months from [the Effective Date/most recent prior __________] through _____________. Any unvested and outstanding shares of Restricted Stock that do not become vested under the preceding sentence will be forfeited as of the date of death or the determination of Disability.

(d) Notwithstanding the foregoing, in the event of a Change in Control, 100% of the shares of Restricted Stock that are then unvested and outstanding will vest if the Award is not assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control, with such assumed or substituted Award continuing to vest following the Change in Control and becoming vested in full in the event of Participant’s involuntary termination of employment without Cause or for Good Reason on or within twenty-four (24) months following the Change in Control

2. Tax Matters. The Company makes no representations concerning the tax consequences to Participant of the grant of the Restricted Stock or the filing of a Section 83(b) Election (defined below). Participant is strongly encouraged to seek the advice of his own tax counsel with respect to the income or other tax implications of this grant of the Restricted Stock and Participant’s ownership of the Restricted Stock, including whether to file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”), which must be filed, if at all, within thirty (30) days after the Effective Date should Participant’s tax counsel recommend such filing. Participant shall provide the Company with a copy of any executed Section 83(b) Election filed with the Internal Revenue Service. A sample Section 83(b) Election form is attached as Exhibit A; provided, that Participant is solely responsible (i) for consulting with his own tax counsel as to the contents of any filed Section 83(b) Election form and whether to file a Section 83(b) Election form, and (ii) for filing any Section 83(b) Election form. Participant further agrees as a condition of this grant of Restricted Stock to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any taxes of any kind required by law to be withheld with respect to the Restricted Stock.

3. Representations and Warranties. Participant represents and warrants to the Company, and agrees as follows:

(a) Participant is acquiring the Restricted Stock for his own account as principal for investment and not with a view to resale or distribution.

(b) Participant is not acquiring the Restricted Stock based upon any representations, oral or written, by any person with respect to the future value of, or income from, the Restricted Stock but rather upon an independent examination and judgment as to the prospects of the Company. Participant recognizes that ownership of the Restricted Stock involves a high degree of risk, and Participant has taken full cognizance of, and understands, such risk.

(c) Participant has been given the opportunity to ask questions of, and receive answers from, and to request, receive and review information relating to, the Company, and Participant has reviewed all information with respect to the Company which Participant deemed relevant in connection with his ownership of the Restricted Stock.

(d) Participant has been furnished, has carefully read and has been provided an opportunity to ask questions of, and to receive answers from, the Company regarding the terms and conditions of this Agreement.

4. Vesting of Restricted Stock and Rights as a Shareholder. Until and unless the Restricted Stock is forfeited by Participant pursuant to the terms of Section 1 above, Participant shall be entitled to all economic, voting and other rights or interests of a Common Stock shareholder of the Company as described in the Company’s articles of incorporation and bylaws. All determinations as to whether any vesting condition described herein has been satisfied shall be made by the Committee in its sole and absolute discretion.

5. No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon Participant any right to be retained in any position, as an employee, consultant, or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate Participant’s employment at any time, for any reason.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and the applicable federal laws of the United States, excluding any choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Agreement to the substantive law of another jurisdiction.

7. Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company's shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. To request a copy of the Plan, Participant should contact the Company’s Human Resources department.

8. No Delegation or Assignment. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on on the Restricted Stock have lapsed. Any attempted assignment or delegation inconsistent with this Agreement or the Plan shall be void ab initio.

9. Headings; Gender and Number. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Throughout this Agreement, wherever the context requires or permits, the neuter gender shall be deemed to include the masculine and feminine, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, and the singular number to include the plural, and vice versa.

10. Counterparts; Not Binding Until Signed. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. Executed PDF, electronic, and/or facsimile copies of this Agreement shall be deemed originals for all purposes. If this Agreement is not executed by Participant within 30 days of the Effective Date, the Company reserves the right to cancel the Restricted Stock with no consideration therefor and without further notice to Participant.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Award Agreement as of the date first set forth above.

BLUE RIDGE BANKSHARES, INC.

By:_________________________________

PARTICIPANT

____________________________________

Printed Name: ________________________

RESTRICTED STOCK AWARD AGREEMENT

EXHIBIT A

Sample Section 83(b) Election